UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
COEUR D’ALENE MINES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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IMPORTANT REMINDER
YOUR VOTE IS NEEDED FOR SPECIAL MEETING
November 14, 2007
Dear Fellow Shareholder:
     The Special Meeting of Shareholders of Coeur d’Alene Mines Corporation to be held on December 3, 2007, is rapidly approaching. Our latest records show we still have not received your voting instructions for this important meeting. If you have already submitted your vote and we simply have not yet received it, thank you, and if you have yet to vote your proxy, please do so timely. Telephone and internet voting options are available as set forth in the attached voting instruction form.
     Your participation is critical and we urge you to submit your voting instructions today. The proposals must be adopted by the affirmative vote of a majority of the shares of Coeur common stock that are present or represented by proxy at the shareholder meeting. In addition, the total votes cast on the proposal to authorize the issuance of shares of Coeur common stock to shareholders of Bolnisi and Palmarejo must represent a majority of the shares of common stock outstanding on the date of the special meeting. Accordingly, every vote is important.
     Coeur’s Board of Directors has unanimously approved the amendment to Coeur’s articles of incorporation and the issuance of Coeur common stock in the transactions. Accordingly, the Board of Directors unanimously recommends that Coeur shareholders vote FOR proposals 1, 2 and 3.
     The vote of each and every shareholder is important. Please submit your vote in this important matter by voting — via telephone, via the Internet, or by signing, dating and returning the enclosed voting instruction form in the postage-paid return envelope provided. Please act today to vote your shares and participate in the future of your company.
     On behalf of your Board of Directors, thank you for your timely vote and continued support. We look forward to the continued growth of your company as we create the undisputed leader in silver.
Sincerely,

DENNIS E. WHEELER
Chairman of the Board and
Chief Executive Officer

3 Easy Ways To Vote
     Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:
1.	Vote by Telephone. Call 1-800-454-8683 using a touch-tone telephone. Have the control number listed on your voting instruction form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website www.proxyvote.com. Have the control number listed on your voting instruction form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.
Please Act Today

YOUR VOTE IS IMPORTANT
Please help your Company save additional solicitation costs by signing, dating and mailing your voting instruction form today. Internet and telephone voting are also available. Please refer to your voting instruction form for instructions. Your bank or broker cannot vote your shares on the proposals unless it receives your specific instructions. Please return your voting instructions immediately, or vote by telephone or the Internet. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Coeur, toll-free at 1-800-901-0068.

IMPORTANT REMINDER
YOUR VOTE IS NEEDED FOR SPECIAL MEETING
November 14, 2007
Dear Fellow Shareholder:
     The Special Meeting of Shareholders of Coeur d’Alene Mines Corporation to be held on December 3, 2007, is rapidly approaching. Our latest records show we still have not received your proxy card for this important meeting. If you have already submitted your vote and we simply have not yet received it, thank you, and if you have yet to vote your proxy, please do so timely. Telephone and internet voting options are available as set forth in the attached proxy card.
     Your participation is critical and we urge you to vote your proxy today. The proposals must be adopted by the affirmative vote of a majority of the shares of Coeur common stock that are present or represented by proxy at the shareholder meeting. In addition, the total votes cast on the proposal to authorize the issuance of shares of Coeur common stock to shareholders of Bolnisi and Palmarejo must represent a majority of the shares of common stock outstanding on the date of the special meeting. Accordingly, every vote is important.
     Coeur’s Board of Directors has unanimously approved the amendment to Coeur’s articles of incorporation and the issuance of Coeur common stock in the transactions. Accordingly, the Board of Directors unanimously recommends that Coeur shareholders vote FOR proposals 1, 2 and 3.
     The vote of each and every shareholder is important. Please submit your vote in this important matter by voting — via telephone, via the Internet, or by signing, dating and returning the enclosed proxy or voting instruction form in the postage-paid return envelope provided. Please act today to vote your shares and participate in the future of your company.
     On behalf of your Board of Directors, thank you for your timely vote and continued support. We look forward to the continued growth of your company as we create the undisputed leader in silver.
Sincerely,

DENNIS E. WHEELER
Chairman of the Board and
Chief Executive Officer

3 Easy Ways To Vote
     Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:
1.	Vote by Telephone. Call 1-888-693-8683 using a touch-tone telephone. Have the control number listed on your proxy card ready and follow the simple instructions.

2.	Vote by Internet. Go to the website www.cesvote.com. Have the control number listed on your proxy card ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy card in the postage-paid return envelope provided.
Please Act Today

YOUR VOTE IS IMPORTANT
Please help your Company save additional solicitation costs by signing, dating and mailing your proxy card today. Internet and telephone voting are also available. Please refer to your proxy card for instructions. Please return your proxy card immediately, or vote by telephone or the Internet. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Coeur, toll-free at 1-800-901-0068.